                                                                     EXHIBIT 4.3

                               CATALYTICA, INC.

                           1995 DIRECTOR OPTION PLAN


     1.   Purposes of the Plan.  The purposes of this 1995 Director Option Plan
          --------------------
are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

          All options granted hereunder shall be nonstatutory stock options.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Board" means the Board of Directors of the Company.
                -----

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Common Stock" means the Common Stock of the Company.
                ------------

          (d)  "Company" means Catalytica, Inc. a Delaware corporation.
                -------

          (e)  "Director" means a member of the Board.
                --------

          (f)  "Employee" means any person, including officers and Directors,
                --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (g)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (h)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (i)  "Inside Director" means a Director who is an Employee.
                ---------------

          (j)  "Option" means a stock option granted pursuant to the Plan.
                ------

          (k)  "Optioned Stock" means the Common Stock subject to an Option.
                --------------

          (l)  "Optionee"  means a Director who holds an Option.
                --------

          (m)  "Outside Director" means a Director who is not an Employee and is
                ----------------
neither affiliated with or nominated to be a Director by a stockholder that owns five percent (5%) or more of the outstanding capital stock of the Company.

          (n)  "Parent" means a "parent corporation," whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          (o)  "Plan" means this 1995 Director Option Plan.
                ----

          (p)  "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 10 of the Plan.

          (q)  "Subsidiary" means a "subsidiary corporation," whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 10 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 100,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration and Grants of Options under the Plan.
          ---------------------------------------------------

          (a)  Procedure for Grants. The provisions set forth in this Section
               --------------------
4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) Each Outside Director shall be automatically granted an Option (the "First Option") to purchase the number of Shares provided for in
Section 4(a)(iii) below (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.


               (iii) The number of Shares covered by First Options shall be as follows:

                       (A) A First Option granted to Utz Felcht ("Felcht") shall be an Option to purchase 15,000 Shares.

                       (B) A First Option granted to Richard Fleming ("Fleming") shall be an Option to purchase 7,000 Shares.

                       (C) A First Option granted to any Outside Director other than Felcht and Fleming shall be an Option to purchase 20,000 Shares.

               (iv) Each Outside Director shall be automatically granted an Option to purchase 4,000 Shares (a "Subsequent Option") on the first day of each fiscal year of the Company provided that he or she is then an Outside Director and that, as of such date, he or she shall have served as an Outside Director for the preceding six (6) months.

               (v)     Notwithstanding the provisions of Sections 4(a)(ii),
(iii) and (iv) above, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

               (vi) The terms of a First Option granted hereunder shall be as follows:

                       (A) the term of the First Option shall be ten (10) years.

                       (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                       (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

                       (D) subject to Section 10 hereof, the First Option shall become exercisable as to one-sixth (1/6th) of the Shares subject to the First Option six (6) months after its date of grant, and as to one thirty-sixth (1/36th) of the Shares subject to the First Option at the end of each month thereafter, provided that the Optionee continues to serve as a Director on such dates.

               (vii) The terms of a Subsequent Option granted hereunder shall be as follows:

                       (A) the term of the Subsequent Option shall be ten (10) years.

                       (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                       (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Subsequent Option.

                       (D) subject to Section 10 hereof, the Subsequent Option shall become exercisable as to one-twelfth (1/12th) of the Shares subject to the Subsequent Option at the end of each month after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

               (viii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5.   Eligibility.  Options may be granted only to Outside Directors.  All
          -----------
Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6.   Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7.   Form of Consideration.  The consideration to be paid for the Shares to
          ---------------------
be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     8.   Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Stockholder. Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for issuance under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Rule 16b-3. Options granted to Outside Directors must comply with
               ----------
the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

          (c)  Termination of Continuous Status as a Director. Subject to
               ----------------------------------------------
Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee is entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee is not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d)  Disability of Optionee. In the event Optionee's status as a
               ----------------------
Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such ter mination, and only to the extent that the Optionee is entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee is not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (e)  Death of Optionee.  In the event of an Optionee's death, the
               -----------------
Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee is entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee is not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.   Non-Transferability of Options.  The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10.  Adjustments Upon Changes in Capitalization, Dissolution or Liquidation
          ----------------------------------------------------------------------
          or Change of Control.
          --------------------

          (a)  Changes in Capitalization.  In the event that the stock of the
               -------------------------
Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event that the outstanding number of shares of stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares subject to any Option outstanding under the Plan, and the exercise price of any such outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board, whose determination shall be conclusive. If there is any other change in the number or type of the outstanding shares of stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Board in its sole discretion determines that such change equitably requires an adjustment in the Options then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Board. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its stock or securities convertible into or exchangeable for shares of its stock.

          (b)  Dissolution or Liquidation. In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, each Optionee shall be notified as soon as practicable prior to the effective date of such proposed transaction. The Optionee shall have the right to exercise an Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent that it has not been previously exercised, an Option shall terminate immediately prior to the consummation of such proposed action.

          (c)  Change in Control.  In the event of a "Change in Control" of the
               -----------------
Company, as defined in paragraph (d) below, then the following provisions shall apply:

               (i)   Merger or Asset Sale. If the Change in Control is a merger
                     --------------------
of the Company with or into another corporation as described in Section 10(d)(ii), or a sale of substantially all of the assets of the Company as described in Section 10(d)(iii), outstanding

Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director, or as a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

                     If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

                     For the purposes of this Section 10(c)(i), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

               (ii)  Other Changes in Control. If the Change in Control is a
                     ------------------------
change in ownership of the Company or a change in the composition of the Board as described in Section 10(d)(i) or 10(d)(iv), following such Change in Control an outstanding Option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director. If the Optionee's status as a Director is terminated other than upon a voluntary resignation by the Optionee, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

          (d)  Definition of "Change in Control". For purposes of this Section
               --------------------------------
10, a "Change in Control" means the happening of any of the following:

               (i) when any "person" or "group" of persons, as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided that "person" shall not include any person (or any person acting as a group) which, as of the date of the adoption of this 1995 Director Option Plan, is the "beneficial owner" of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors;

               (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

               (iii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

               (iv) a change in the composition of the Board occurring within any twelve-month period as a result of which fewer than a majority of the members of the Board are Incumbent Directors. "Incumbent Directors" shall mean Directors who either are (A) Directors as of the date the Plan is approved by the stockholders, or (B) who are elected or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors who are members of the Board at the time of such election or nomination. The term "Incumbent Director" shall not include an individual not otherwise an Incumbent Director whose election, nomination or appointment is in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

     11.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  Except as set forth in Section 4, the
               -------------------------
Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)  Effect of Amendment or Termination.  Any such amendment or
               ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12.  Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date determined in accordance with Section 4 hereof.

     13.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there under, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15.  Option Agreement.  Options shall be evidenced by written option
          ----------------
agreements in such form as the Board shall approve.

     16.  Stockholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                               CATALYTICA, INC.

                           DIRECTOR OPTION AGREEMENT


     Catalytica, Inc., a Delaware corporation (the "Company"), has granted to ________________________ (the "Optionee"), (one) a [_] First Option or a [_]
subsequent Option to purchase a total of __________________ (___________) Shares of the Company's Common Stock (the "Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1995 Director Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1.   Nature of the Option.  This Option is a nonstatutory option and is not
          --------------------
intended to qualify for any special tax benefits to the Optionee.

     2.   Exercise Price.  The exercise price is $___________ for each share of
          --------------
Common Stock.

     3.   Exercise of Option.  The Option shall be exercisable during its term
          ------------------
in accordance with the provisions of Section 8 of the Plan as follows:

          (i)  Right to Exercise.
               -----------------

               (a)  First Option.  If this Option is a First Option, it shall
                    ------------
become exercisable in installments cumulatively as to one-sixth (1/6th) of the Shares on the first anniversary of its date of grant and a further one thirty-sixth (1/36th) of the Shares at the end of each month thereafter, so that the Option shall be fully exercisable three years after the date of grant.

               (b)  Subsequent Option.  If this Option is a Subsequent Option,
                    -----------------
it shall become exercisable in installments cumulatively as to one-twelfth (1/12th) of the shares at the end of each month after its date of grant, so that the Option shall be fully exercisable one year after the date of grant on the fourth anniversary of its date of grant.

               (c) Notwithstanding the provisions of Section 3(i)(a) or 3(i)(b), in no event shall this Option be exercisable prior to the date the stockholders of the Company approve the Plan.

               (d)  This Option may not be exercised for a fraction of a share.

               (e) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 and 10 of the Plan.

    (ii)  Method of Exercise.  This Option shall be exercisable by written
          ------------------
notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

     4.   Method of Payment. Payment of the exercise price shall be by any of
          -----------------
the following, or a combination thereof, at the election of the Optionee.

          (i)  cash;

         (ii)  check;

        (iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised; or

         (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     5.   Restrictions on Exercise.  This Option may not be exercised if the
          ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7.   Term of Option.  This Option may not be exercised more than ten (10)
          --------------
years from its date of grant, and may be exercised during such period only in accordance with the Plan and the terms of this Option Agreement.

     8.   Taxation Upon Exercise of Option.  Optionee understands that, upon
          --------------------------------
exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred. The Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the availability of a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.



DATE OF GRANT: _________

                                   CATALYTICA, INC.


                                   By: _________________________________


     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

     Dated: __________


                                   ______________________________________
                                   Optionee

                                   EXHIBIT A

                     DIRECTOR STOCK OPTION EXERCISE NOTICE


Catalytica, Inc.
430 Ferguson Drive
Mt. View, California 94043

Attention: Corporate Secretary


     1.   Exercise of Option.  The undersigned ("Optionee") hereby elects to
          ------------------
exercise his or her option to purchase _____ shares of the Common Stock (the "Shares") of Catalytica, Inc. (the "Company") under and pursuant to the Company's 1995 Director Stock Option Plan and the Director Stock Option Agreement dated __________ (the "Agreement").

     2.   Representations of Optionee.  Optionee acknowledges that he or she has
          ---------------------------
received, read and understood the Agreement.

     3.   Federal Restrictions on Transfer.  Optionee understands that the
          --------------------------------
Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the "1933 Act"), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

     4.   Tax Consequences.  Optionee understands that he or she may suffer
          ----------------
adverse tax consequences as a result of the purchase or disposition of the Shares. Optionee represents that he or she has consulted with any tax consultant(s) he or she deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5.   Delivery of Payment.  Optionee herewith delivers to the Company the
          -------------------
aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

     6.   Entire Agreement.  The Agreement is incorporated herein by reference.
          ----------------
This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and

Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by the laws of the State of California except for that body of law pertaining to conflict of laws.


Submitted by:                      Accepted by:

OPTIONEE:                          CATALYTICA, INC.

_____________________________      By: __________________________________

                                   Title: _______________________________

Address:

Dated: ______________________      Dated: _______________________________

                                      -2-